UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2010

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 13, 2010, Encore Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders, at which time shareholders were asked to consider three proposals, as follows:

1.	To elect eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2011 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and

3.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

The vote tabulation was as follows:

1.	Election of eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2011 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes

Carin M. Barth	8,094,653	24,801	563,168

James S. D’Agostino, Jr.	8,094,653	24,801	563,168

Charles W. Jenness	8,092,515	26,939	563,168

J. Bryan King	8,092,962	26,492	563,168

Walter M. Mischer, Jr.	8,024,874	94,580	563,168

Preston Moore	7,894,425	225,029	563,168

Edwin E. Smith	8,093,325	26,129	563,168

Eugene H. Vaughan	8,094,212	25,242	563,168

David E. Warden	8,094,653	24,801	563,168

J. Harold Williams	8,009,645	109,809	563,168

Randa Duncan Williams	8,094,212	25,242	563,168

2.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2010:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

8,681,116	—	1,506	—

3.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

8,638,246	17,640	26,735	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: May 19, 2010	By:	/s/ James S. D’Agostino, Jr.
James S. D’Agostino, Jr.
Chairman and Chief Executive Officer